UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 5, 2020, Norwegian Cruise Line Holdings Ltd. (“NCLH”) provided an update regarding its liquidity and management’s plans in anticipation of additional financing transactions. In light of this update, NCLH updated its risk factors by providing additional risk factors, set forth below.

Additionally, in Exhibit 99.1 to this Current Report on Form 8-K (i) NCLH updated Note 2 of its consolidated financial statements (“Financial Statements”) in its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) to add a “Liquidity and Management’s Plan” discussion and updated Note 18 of the Financial Statements in the 2019 Form 10-K to add a discussion on debt amortization deferrals and litigation matters and investigations by governmental agencies since December 31, 2019 in connection with events surrounding COVID-19 and (ii) NCLH’s independent registered public accounting firm, reissued its report to include a paragraph noting management’s conclusion regarding substantial doubt about the Company’s ability to continue as a going concern. See below for a further discussion regarding this determination. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the 2019 Form 10-K, including the Financial Statements.

Together with its consolidated subsidiaries, NCLH is referred to in this report as the “Company,” “our,” “us” and “we.”

Update on Liquidity and Management’s Plan

Due to the continued spread of the novel coronavirus (“COVID-19”) and the effects of growing travel restrictions and limited access to ports around the world, in March 2020, the Company implemented a voluntary suspension of all cruise voyages across its three brands, which has subsequently been extended through June 30, 2020. On March 14, 2020, concurrent with our and the broader cruise industry’s suspension, the U.S. Centers for Disease Control and Prevention (“CDC”) issued a No Sail Order through April 13, 2020. On April 9, 2020, the CDC modified its existing No Sail Order to extend it until the earliest of (a) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (b) the date the Director of the CDC rescinds or modifies the No Sail Order or (c) 100 days after the order appears on the Federal Register, which would be July 24, 2020. In addition, the duration of any voluntary suspensions we have implemented and resumption of operations outside of the United States will be dependent, in part, on various travel restrictions and travel bans issued by various countries around the world, as well as the availability of ports around the world. Significant events affecting travel, including COVID-19, typically have an impact on the demand for cruise vacations, with the full extent of the impact generally determined by the length of time the event influences travel decisions. We believe the ongoing effects of COVID-19 on our operations and global bookings have had, and will continue to have, a significant impact on our financial results and liquidity, and such negative impact may continue well beyond the containment of such an outbreak. This is the first time that we have completely suspended cruise voyages, and as a result of these unprecedented circumstances, we are not able to predict the full impact of such a suspension on our Company. In addition, the magnitude and duration of the global pandemic is uncertain. Consequently, we cannot estimate the full impact on our business, financial condition or near- or longer-term financial or operational results with reasonable certainty, but we expect to report a net loss on both a U.S. GAAP and adjusted basis for the quarter ended March 31, 2020 and the year ending December 31, 2020.

At December 31, 2019, the Company had a total of approximately $6 billion of total long-term debt obligations. As previously disclosed, beginning on or around March 12, 2020, NCL Corporation Ltd.(“NCLC”) borrowed the full amount of $1.55 billion under its $875 million revolving credit facility, dated as of January 2, 2019 and maturing on January 2, 2024, with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and as collateral agent, and certain other lenders party thereto, and its $675 million revolving credit facility, dated as of March 5, 2020 and maturing on March 4, 2021, with JPM, as administrative agent and as collateral agent, and certain other lenders party thereto.

In March 2020, Moody’s downgraded the long-term issuer and senior unsecured debt ratings of NCLC to Ba2 from Ba1, including its corporate family rating and senior secured bank facility, and to B1 from Ba2 on its senior unsecured rating. In April 2020, S&P Global downgraded the issuer credit rating of NCLC to BB- from BB+.

At December 31, 2019 and March 31, 2020, we were in compliance with all of our debt covenants. If we do not continue to remain in compliance with these covenants, we would have to seek additional amendments to these covenants. However, no assurances can be made that such amendments would be approved by our lenders. Generally, if an event of default under any debt agreement occurs, then pursuant to cross default and/or cross acceleration clauses, substantially all of our outstanding debt and derivative contract payables could become due, and all debt and derivative contracts could be terminated, which could have a material adverse impact to our operations and liquidity.

We have taken several measures to improve our liquidity through refinancing existing debt amortization, including under our agreements with export credit agencies (“ECAs”) and related governments and to extend the maturities and refinancing amortization under other agreements. As previously disclosed, we have obtained lender consents to refinance amortization payments and waive financial covenants during the specified period under our ECA backed facilities on the basis of debt holiday principles published by the relevant ECAs. Beginning on April 20, 2020, NCLC amended the export-credit backed facilities that finance Norwegian Bliss, Norwegian Breakaway, Norwegian Encore, Norwegian Escape, Norwegian Getaway and Norwegian Joy to incorporate the terms of a 12-month debt holiday initiative offered to the cruise industry by Euler Hermes Aktiengesellschaft (“Hermes”), the official ECA of Germany. The debt holiday was initiated to provide interim debt service and financial covenant relief for borrowers during the current global COVID-19 pandemic with respect to their Hermes guaranteed financings. Across these facilities, the amendments with Hermes provide approximately $385 million of incremental liquidity to the Company through March 31, 2021. We are in the process of seeking consents to amend our export-credit backed facilities to incorporate the terms of a 12-month debt holiday initiative offered to the cruise industry by Servizi Assicurativi del Commercio Estero (“SACE”), the official ECA of Italy, to refinance the amortization payments on such facilities, but we cannot guarantee the outcome of that process. Beginning on April 28, 2020, NCLC amended the credit facilities secured by Pride of America and Norwegian Epic to extend the maturities. Subject to the Company raising at least $1 billion in financing by June 30, 2020, the credit facility secured by Norwegian Epic will be further extended and approximately $75 million of the amortization for the credit facility secured by Norwegian Jewel will be deferred. In addition, we are finalizing an amendment to our Term Loan A, which amendment will defer approximately $70 million of amortization. The deferred amortization of approximately $145 million will be repaid 25% per year beginning May 2021 with the remaining balance due at the respective maturities. These amendments provide approximately $1 billion of incremental liquidity to the Company. While we cannot guarantee the outcome, we will continue to pursue additional refinancings on certain of our remaining debt facilities.

The Company is currently evaluating several different strategies to enhance its liquidity position as a result of the significant financial and operational impacts due to the outbreak of the COVID-19. These strategies may include, but are not limited to, pursuing additional financing from both the public and private markets through the issuance of equity and/or debt securities, which may include secured debt. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors, including, but not limited to, the market demand for the Company’s ordinary shares, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company. If the Company issues equity or debt securities to raise additional funding, its existing shareholders may experience dilution, it may incur significant financing costs, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing shareholders. If the Company issues debt securities to raise additional funding, it would incur additional debt service obligations, it could become subject to additional restrictions limiting its ability to operate its business, and it may be required to further encumber its assets. If we are successful in completing a financing transaction(s), we believe the net proceeds of any such transactions, together with revenues from operation of the business following the resumption of our cruise voyages, will be sufficient to provide the liquidity necessary to satisfy its obligations over the next twelve months, including the maintenance of minimum levels of liquidity required by certain of our debt agreements.

We are taking significant measures to mitigate the financial and operational impacts of COVID-19 as well as additional actions to improve our liquidity through cost reduction and cash conservation measures. In particular, we have identified approximately $515 million of capital expenditure reductions, comprised of approximately $345 million of reduction opportunities from planned 2020 non-newbuild capital expenditures and are in negotiations to further reduce our capital expenditures for newbuild related payments by approximately $170 million (which reduction does not take into account the impact on timing of payments in connection with newbuilds as a result of the potential delays in ship deliveries). If successful, the Company’s next newbuild related payments would not be until April 2021. We have also identified various projects and initiatives to reduce our ship operating costs and selling, general and administrative expenses, which we expect will result in reduced cash outflows and cost savings. We are undertaking meaningful reductions in ship operating expense including food, fuel, insurance, port charges and reduced crew manning of vessels during the suspension, resulting in lower crew payroll expense. The majority of the vessels in the Company’s fleet are currently transitioning to cold layup1, to further reduce operating expenses during the suspension. Some other initiatives already implemented include the significant reduction or deferral of marketing expenditures in the first half of 2020, the implementation of a company-wide hiring freeze, the introduction of a temporary shortened work week and reduced work hours with a commensurate 20% salary reduction for shoreside team members, a pause in our 401(k) matching contributions and corporate travel freezes for shoreside employees. Further, as part of the Company’s ongoing strategy to improve its ability to sustain the long-term health of the business and to preserve financial flexibility during the COVID-19 crisis, on April 29, 2020, the Company informed its workforce that approximately 20% of the Company’s shoreside employees will be furloughed. The furlough period will generally begin on May 1, 2020 and is expected to continue through July 31, 2020, however, we may change this date to be earlier or later based on continued business needs. While on furlough, employees will not receive salary or hourly wages, but will continue to receive health benefit coverage if they currently participate in a Company sponsored plan. Shoreside employees who have not been furloughed will have a temporary shortened work week and reduced work hours with a commensurate 20% salary reduction through at least June 22, 2020.

The Company has experienced substantial impacts related to the emergence of the COVID-19 global pandemic including meaningful softness in near-term demand and elevated cancellations. As of April 24, 2020, advanced bookings for the remainder of 2020 were meaningfully lower than the prior year with pricing down mid-single digits. Booking trends indicate demand for cruise vacations in the medium and longer term with the booked position for 2021 slightly lower compared to same time last year at pricing that is down mid-single digits versus prior year. During the temporary suspension of our cruise voyages, we expect to be required to pay cash refunds of advanced ticket sales with respect to a portion of our cancelled cruises. All three brands have instituted programs for guests on canceled sailings as a result of the Company’s voyage suspension which include offering value-add future cruise credits typically for 125% of the cruise fare paid in lieu of providing cash refunds. As of March 31, 2020, the Company had $1.8 billion of advanced ticket sales. This includes approximately $850 million for previously announced voyage cancellations through June 30, 2020 where guests have the option of either a future cruise credit or a cash refund and approximately $350 million for voyages scheduled for the remainder of 2020. Depending on the length of the suspension and level of guest acceptance of future cruise credits, we may be required to provide cash refunds for a substantial portion of the balance, as guests on cancelled sailings were automatically awarded future cruise credits and have the opportunity to contact us to request a cash refund rather than future cruise credits. As of April 24, 2020, approximately half of the guests who have had their voyages cancelled and who have contacted us have requested cash refunds. There can be no assurance that the percentage of passengers that accept future cruise certificates over cash refunds will remain in this range as the number of cancelled voyages increases. Guests who have accepted future cruise credits may utilize those credits until December 31, 2022. The use of such credits may prevent us from future cash collections as staterooms booked by guests with such credits will not be available for sale, resulting in less cash collected from bookings to new guests; however, we may benefit from the onboard revenue from these guests. We continue to take future bookings for 2020, 2021 and 2022, and receive new customer deposits and final payments on these bookings which will offset a portion of the outflow from expected cash refunds.

1  Warm layup involves a reduced level of crew staffing while a ship is at port awaiting the restart of operations. Cold layup involves a further reduction of the level of crew staffing from warm layup while a ship is in a prolonged layup.

We have agreements with credit card processors to process the sale of tickets and other services that govern approximately $1.6 billion at December 31, 2019 in advance ticket sales that have been received by the Company relating to future voyages. These agreements allow the credit card processors to require under certain circumstances, including the existence of a material adverse change, excessive chargebacks and other triggering events, that the Company maintain a reserve, which reserve could be funded by the credit card companies withholding or offsetting our credit card receivables, or our posting of cash or other collateral. We have seen an increase in demand from consumers for refunds on their tickets from cancelled voyages and the impacts of COVID-19 and as a result, certain of our credit card processors could require us to maintain a reserve or post collateral in accordance with the terms of our agreements with them. Because of COVID-19, we have been in discussions with our credit card processors regarding the nature of collateral, if any, relating to these agreements, and if we were required to post collateral or otherwise maintain a reserve, our financial position and liquidity could be materially impacted.

The factors described above, in particular the suspension of cruise voyages and decline in advanced bookings, as well as debt maturities and other obligations over the next year, and the fact that management’s plan to obtain additional financing has not yet been completed, have raised substantial doubt about the Company’s ability to continue as a going concern, as the Company does not have sufficient liquidity to meet its obligations over the next twelve months, assuming no additional financing or other proactive measures. As detailed above, the Company has taken, and anticipates taking, significant additional actions to increase liquidity, extend debt maturities, delay obligations and reduce operating costs. In addition, the Company has been evaluating a number of financing transactions that, if successful, would provide net proceeds which are anticipated to be sufficient to provide the liquidity necessary to satisfy its obligations over the next twelve months, including the maintenance of minimum levels of liquidity required by certain of our debt agreements. There can be no assurance, however, that the Company will be able to complete any such financing transaction, raise sufficient additional capital, finalize additional amortization deferrals or that revenues will increase rapidly enough to offset operating losses that will provide with sufficient liquidity to satisfy its obligations over the next twelve months or maintain minimum levels of liquidity as required by certain of our debt agreements.

Update to Risk Factors

The following risk factors are provided to update the risk factors of the Company previously disclosed in periodic reports filed with the SEC, including its 2019 Form 10-K.

COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which adversely affects our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price.

In late 2019, an outbreak of COVID-19 was identified in Wuhan, China. The COVID-19 outbreak has since spread and grown globally, including within the United States and, in March 2020, the President of the United States declared a national emergency. The spread of COVID-19 and the recent developments surrounding the global pandemic are having significant negative impacts on all aspects of our business. On March 13, 2020, we implemented a voluntary suspension of cruise voyages across our three brands through April 11, 2020. On March 30, 2020, we announced an extension of this suspension through May 10, 2020 and on April 24, 2020, further extended the suspension through June 30, 2020. The suspension may be extended again, and the total length of the suspension may be prolonged. All 28 ships in the Company’s fleet are in safe haven in port or at anchor and all passengers were disembarked by March 28, 2020. Some of our crew members have not disembarked from our ships. We are actively working to disembark those crew members and transport them safely to their home countries but our ability to do so is dependent on a number of factors, including the ability to transport crew members to their home countries, such as the limited number of commercial flights and charter options available, and governmental restrictions and regulations with respect to disembarking crew members. In addition, we have been, and will continue to be further, negatively impacted by related developments, including heightened governmental regulations and travel advisories, including recommendations and orders by the U.S. Department of State, the CDC and the Department of Homeland Security and travel bans and restrictions, including the CDC’s No Sail Order, each of which has impacted, and is expected to continue to significantly impact, global guest sourcing and our access to various ports of call.

To date the outbreak of COVID-19 has resulted in significant costs and lost revenue as a result of reduced demand for cruise vacations, guest compensation, itinerary modifications, redeployments and cancellations, travel restrictions and advisories, the unavailability of ports and/or destinations, costs to return our passengers and certain crew members to their home destinations and expenses to assist some of our crew that will be unable to return home with food and housing. We will continue to incur COVID-19 related costs as we sanitize our ships and implement additional health-related protocols on our ships. In addition, the industry may be subject to enhanced health and safety requirements in the future which may be costly and take a significant amount of time to implement across our fleet and may be subject to concerns that cruises are susceptible to the spread of infectious diseases like COVID-19.

Between March 12, 2020 and April 30, 2020, three class action lawsuits were filed against the Company under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Rule 10b-5 promulgated thereunder, alleging that the Company made false and misleading statements to the market and customers about COVID-19. In addition, in March 2020 the Florida Attorney General announced an investigation related to the Company’s marketing during the COVID-19 outbreak. Following the announcement of the investigation by the Florida Attorney General, we received notifications from other attorneys general and governmental agencies that they are conducting similar investigations. We may be the subject of additional lawsuits and investigations stemming from COVID-19. We cannot predict the number or outcome of any such proceedings and the impact that they will have on our financial results, but any such impact may be material.

We have nine newbuilds on order, scheduled to be delivered through 2027. We expect that the effects of COVID-19 on the shipyards where our ships are under construction (or will be constructed) will result in delays in ship deliveries, which may be prolonged.

We cannot predict when any of our ships will begin to sail again or when ports will reopen to our ships. Moreover, even once travel advisories and restrictions are lifted, demand for cruises may remain weak for a significant length of time and we cannot predict if and when each brand will return to pre-outbreak demand or pricing. Due to the discretionary nature of leisure travel spending and the competitive nature of the cruise industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased demand for cruise vacations, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our business. In particular, our bookings may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of COVID-19. The ongoing COVID-19 pandemic and associated decline in economic activity and increase in unemployment levels are expected to have a severe and prolonged effect on the global economy generally and, in turn, is expected to depress demand for cruise vacations into the foreseeable future. Due to the uncertainty surrounding the duration and severity of this pandemic, we can provide no assurance as to when and at what pace demand for cruise vacations will return to pre-pandemic levels, if at all. Accordingly, we cannot predict the full impact of COVID-19 on our business, financial condition and results of operations. In addition, we cannot predict the impact COVID-19 will have on our partners, such as travel agencies, suppliers and other vendors. We may be adversely impacted as a result of the adverse impact our partners suffer.

This is the first time we have completely suspended our cruise voyages, and as a result of these unprecedented circumstances we are not able to predict the full impact of such a suspension on our Company. In particular, we cannot predict the impact on our financial performance and our cash flows required for cash refunds of fares for cancelled sailings as a result of the suspension in our cruise voyages, which may be prolonged, and the public’s concern regarding the health and safety of travel, including by cruise ship, and related decreases in demand for travel and cruising. Depending on the length of the suspension and level of guest acceptance of future cruise credits, we may be required to provide cash refunds for a substantial portion of the balance, as guests on cancelled sailings were automatically awarded future cruise credits and have the opportunity to contact us instead to request a cash refund. As of April 24, 2020, approximately half of the guests who have had their voyages cancelled and have contacted us have requested cash refunds. There can be no assurance that the percentage of passengers that accept future cruise certificates over cash refunds will remain in this range as the number of cancelled voyages increases.

Moreover, our ability to attract and retain guests and crew depends, in part, upon the perception and reputation of our Company and our brands and the public’s concerns regarding the health and safety of travel generally, as well as regarding the cruise industry and our ships. Actual or perceived risk of infection on our could have an adverse effect on the public’s perception of the Company, which could harm our reputation and business.

As a result of the impacts of COVID-19, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity. We have agreements with a number of credit card companies to process the sale of tickets and other services. Under these agreements, the credit card companies could, under certain circumstances and upon written notice, require us to maintain a reserve, which reserve could be funded by the credit card companies withholding or offsetting our credit card receivables, or our posting of cash or other collateral. As a result of the impacts of COVID-19, we have seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future. Requests for refunds may reduce our liquidity and risk triggering liquidity covenants in these processing agreements and, in doing so, could force us to post cash or other collateral (including the potential to post certain of our vessels as collateral) as a reserve with the credit card processing companies in accordance with the terms of our agreements with them. Because of COVID-19, we have been in conversation with our credit card processors about posting collateral, and if we were required to post collateral or otherwise maintain a reserve, our financial position and liquidity could be materially impacted.

As a result of all of the foregoing, and as further discussed below under “As a result of the impact of the COVID-19 pandemic, our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern” and “We anticipate needing additional financing, and such financing may not be available on favorable terms, or at all, and may be dilutive to existing shareholder”, we expect a net loss on both a U.S. GAAP and adjusted basis for the quarter ended March 31, 2020 and year ending December 31, 2020, and our ability to forecast our cash inflows and additional capital needs is hampered, and we will be required to raise additional capital. Our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. In March 2020, Moody’s downgraded the long-term issuer and senior unsecured debt ratings of NCLC to Ba2 from Ba1, including its corporate family rating and senior secured bank facility, and to B1 from Ba2 on its senior unsecured rating. In April 2020, S&P Global downgraded the issuer credit rating of NCLC to BB- from BB+. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt or equity financing will be further negatively impacted. There is no guarantee that debt or equity financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations.

The agreements governing our indebtedness contain, and any instruments governing future indebtedness of ours may contain, covenants that impose significant operating and financial restrictions on us, including restrictions or prohibitions on our ability to, among other things: incur or guarantee additional debt or issue certain preference shares; pay dividends on or make distributions in respect of our share capital or make other restricted payments, including the ability of the Company’s subsidiaries to pay dividends or make distributions to the Company; repurchase or redeem capital stock or subordinated indebtedness; make certain investments or acquisitions; transfer, sell or create liens on certain assets; and consolidate or merge with, or sell or otherwise dispose of all or substantially all of our assets to other companies. As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. The terms of any instruments governing future indebtedness may also require us to provide incremental collateral, which may further restrict our business operations.

In addition, the COVID-19 outbreak has significantly increased economic and demand uncertainty. The current outbreak and continued spread of COVID-19 may cause a global recession, which would have a further adverse impact on our financial condition and operations, and this impact could exist for an extensive period of time.

The extent of the effects of the outbreak on our business and the cruise industry at large is highly uncertain and will ultimately depend on future developments, many of which are outside of our control, including, but not limited to, the duration, spread, severity and any recurrence of the outbreak, the duration and scope of related federal, state and local government orders and restrictions, the extent of the impact of COVID-19 on overall demand for cruise vacations and the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume, all of which are highly uncertain and cannot be predicted. To the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in the “Risk Factors” included in the 2019 Form 10-K, such as those relating to our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

As a result of the impact of the COVID-19 pandemic, our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern.

Our audited financial statements as of and for the year ended December 31, 2019 were prepared on the assumption that we would continue as a going concern. As a result of the factors described above under “COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which adversely affects our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price.” These factors have raised substantial doubt about the Company’s ability to continue as a going concern.

Our continuation as a “going concern” is dependent upon, among other things, our ability to increase our liquidity, and our conclusion regarding our ability to continue as a going concern could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. If we are successful in seeking additional equity or debt financing, as discussed below under the heading “We anticipate needing additional financing, and such financing may not be available on favorable terms, or at all, and may be dilutive to existing shareholders”, we believe the net proceeds received in such financing along with our ability to defer certain debt payments will be sufficient to provide the necessary liquidity meet our obligations during the next 12 months, including the maintenance of minimum levels of liquidity required by certain of our debt agreements. There can be no assurance, however, that we will be able to complete such financing, raise sufficient additional capital or that other factors will improve enough to offset operating losses. The substantial doubt about our ability to continue as a going concern may affect the price of our ordinary shares and the grade of our credit rating, may impact our relationship with third parties with whom we do business, including our customers, vendors, lenders and employees, may impact our ability to raise additional capital and may impact our ability to comply going forward with covenants in our debt agreements. In the event we are unable to secure additional financing, our ability to continue as a going concern over the next twelve months will depend upon a series of factors, including the duration of the layup of our ships, the speed with which, and the extent to which, bookings resume once ships are sailing again, the ability of travel agencies, suppliers and other vendors to resume operations.

The Company has identified approximately $515 million of capital expenditure reductions, comprised of approximately $345 million of reduction from planned 2020 non-newbuild capital expenditures and are in negotiations to further reduce our capital expenditures for newbuild related payments by approximately $170 million (which reduction does not take into account the impact on timing of payments in connection with newbuilds as a result of the potential delays in ship deliveries discussed above). If successful, the Company’s next newbuild-related payments would not be until April 2021. We have also identified various projects and initiatives to reduce our ship operating costs and selling, general and administrative expenses, which we expect will result in reduced cash outflows and cost savings. We are undertaking meaningful reductions in ship operating expense including food, fuel, insurance, port charges and reduced crew manning of vessels during the suspension, resulting in lower crew payroll expense. Some other initiatives already implemented include the significant reduction or deferral of marketing expenditures in the first half of 2020, the implementation of a company-wide hiring freeze, the introduction of a temporary shortened work week and reduced work hours with commensurate 20% salary reduction for shoreside team members, a pause in our 401(k) matching contributions, corporate travel freezes for shoreside employees and a temporary furlough of approximately 20% of our shoreside employees through July 31, 2020. In addition, the majority of the vessels in the Company’s fleet are currently transitioning to cold layup,2 to further reduce operating expenses during the suspension. The steps we have taken to reduce operating costs, including furloughing a substantial number of our shoreside employees, and further steps we may take in the future to reduce costs, may negatively affect our brand reputation, guest loyalty and ability to attract and retain employees, and our reputation and market share may suffer as a result. If our furloughed employees do not return to work with us when the COVID-19 pandemic subsides, including because they find new jobs during the furlough, we may experience operational challenges that could negatively affect results and guest experience and loyalty. Further, any reputational damage from the furlough could lead employees to depart the Company and could make it harder for us to recruit new employees in the future. Even after the COVID-19 pandemic subsides, we could still experience long-term impacts on our operating costs as a result of attempts to counteract future outbreaks of COVID-19 or other viruses, for example, the industry may be subject to enhanced health and safety requirements or other measures.

We anticipate needing additional financing, and such financing may not be available on favorable terms, or at all, and may be dilutive to existing shareholders.

We anticipate needing to seek additional equity or debt financing to fund our operations. We may be unable to obtain any desired additional financing on terms favorable to us, or at all, depending on market and other conditions. The ability to raise additional financing depends on numerous factors that are outside of our control, including general economic and market conditions, the health of financial institutions, our credit ratings and investors’ and lenders’ assessments of our prospects and the prospects of the cruise industry in general, all of which may be impacted by the COVID-19 pandemic. In addition, due to our conclusion regarding our ability to continue as a going concern, even if we successfully raise net proceeds from one or more equity or debt issuances which are sufficient to eliminate the substantial doubt about our ability to continue as a going concern, there is an increased risk associated with investing in the Company as such going concern conclusion may impair our ability to obtain additional financing on acceptable terms. If we raise additional funds through equity or debt issuances, our shareholders could experience dilution of their ownership interest, and these securities could have rights, preferences, and privileges that are superior to that of holders of our ordinary shares. If we raise additional funds by issuing debt, we may be subject to limitations on our operations due to restrictive covenants, which may be more restrictive than the covenants in our existing debt agreements, and we may be required to further encumber our assets. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our operations, or respond to competitive pressures, any of which could negatively affect our business. There can be no assurance that our ability to otherwise access the credit or credit markets will not be adversely affected by changes in the financial markets and the global economy or by our conclusion regarding our ability to continue as a going concern or that such financing will be available to us in sufficient amounts or on acceptable terms. If we are not able to fulfill our liquidity needs through operating cash flows and/or borrowings under credit facilities or otherwise in the capital markets, our business and financial condition could be adversely affected and it may be necessary for us to reorganize our company in its entirety, including through bankruptcy proceedings, and our shareholders may lose their investment in our ordinary shares.

2    Warm layup involves a reduced level of crew staffing while a ship is at port awaiting the restart of operations. Cold layup involves a further reduction of the level of crew staffing from warm layup while a ship is in a prolonged layup.

An impairment of our tradenames or goodwill could adversely affect our financial condition and operating results.

We evaluate tradenames and goodwill for impairment on an annual basis, or more frequently when circumstances indicate that the carrying value of a reporting unit may not be recoverable. Several factors including a challenging operating environment, impacts affecting consumer demand or spending, the deterioration of general macroeconomic conditions, or other factors could result in a change to the future cash flows we expect to derive from our operations. Reductions of the cash flows used in the impairment analyses may result in the recording of an impairment charge to a reporting unit’s tradename or goodwill. As of December 31, 2019, there was $523.0 million, $462.1 million and $403.8 million of goodwill for the Oceania Cruises, Regent Seven Seas Cruises and Norwegian Cruise Line reporting units, respectively. Based on the results of the “step 1 tests,” as of December 31, 2019, we determined there was no impairment of goodwill because the fair value of the Regent Seven Seas Cruises and Norwegian Cruise Line reporting units substantially exceeded their carrying values. The fair value of the Oceania Cruises reporting unit exceeded the carrying value by 24%. As of December 31, 2019, the value of our tradenames was approximately $817 million. As of December 31, 2019, our tests supported the carrying values of these assets; however, as a result of the COVID-19 pandemic, we determined that a triggering event occurred in the first quarter of 2020, which requires us to test our tradenames and goodwill for impairment. As of the date of this filing, the impairment assessment is not yet completed; however, we have included a provisional write-off amount ranging from $1.5 billion to $1.7 billion for tradenames and goodwill based on the initial analysis. As this analysis is not completed, these amounts may change, and the completion of the assessment could indicate that our tradenames and goodwill assets are impaired, which would result in a partial or full write-off of those assets.

Any potential government disaster relief assistance, or other governmental assistance due to the impacts of COVID-19, could impose significant limitations on our corporate activities and may not be on terms favorable to us.

If any government agrees to provide disaster relief assistance, or other assistance due to the impacts of COVID-19, it may impose certain requirements on the recipients of the relief including restrictions on executive officer compensation, share buybacks, dividends, prepayment of debt and other similar restrictions until the relief is repaid or redeemed in full. We cannot assure you that any such government disaster relief assistance, or other governmental assistance due to the impacts of COVID-19, if passed, will not significantly limit our corporate activities or be on terms that are favorable to us or at all. Such restrictions and terms could adversely impact our business and operations.

Form 10-Q Filing - COVID-19 Order Relief

In accordance with the Securities and Exchange Commission Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), the Company will be relying on the relief provided by the Order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “First Quarter Form 10-Q”) by up to 45 days. As further discussed in the sections above entitled “Update on Liquidity and Management’s Plan” and “Update to Risk Factors,” the Company’s operations and business have experienced significant disruption as a result of the recent global outbreak of COVID-19. The Company has previously announced a voluntary suspension of all cruise voyages through June 30, 2020 for its three brands, and the CDC has issued a No Sail Order in effect until the earliest of (a) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (b) the date the Director of the CDC rescinds or modifies the No Sail Order or (c) 100 days after the order appears on the Federal Register, which would be July 24, 2020. The COVID-19 outbreak has resulted in unprecedented operational challenges for the cruise industry generally as well as the Company. In addition, the Company is in the process of finalizing its goodwill and trade name impairment analysis. The Company is therefore unable to file the First Quarter Form 10-Q on its customary schedule. The Company expects to file the First Quarter Form 10-Q no later than May 15, 2020.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this report are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this report, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of:

●	COVID-19 on our financial condition and operations, which adversely affects our ability to obtain acceptable financing in an amount equal to the resulting reduction in cash from operations, and the current, and uncertain future, other impacts of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;
●	our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;
●	coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;
●	the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;
●	the ability to obtain deferrals on our debt payments;
●	our success in reducing operating expenses and capital expenditures and the impact of any such reductions;
●	our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;
●	trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;
●	our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;
●	adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;
●	adverse incidents involving cruise ships;
●	adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

●	the spread of epidemics, pandemics and viral outbreaks;
●	our anticipated need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;
●	our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements that are sufficient to eliminate the substantial doubt about our ability to continue as a going concern;
●	an impairment of our trademarks, trade names or goodwill, including in connection with the preparation of our financial statements as of March 31, 2020;
●	breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;
●	changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;
●	mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;
●	the risks and increased costs associated with operating internationally;
●	fluctuations in foreign currency exchange rates;
●	the unavailability of ports of call;
●	overcapacity in key markets or globally;
●	our expansion into and investments in new markets;
●	our inability to obtain adequate insurance coverage;
●	our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;
●	pending or threatened litigation, investigations and enforcement actions;
●	volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;
●	our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;
●	our reliance on third parties to provide hotel management services for certain ships and certain other services;
●	future increases in the price of, or major changes or reduction in, commercial airline services;
●	our inability to keep pace with developments in technology;
●	changes involving the tax and environmental regulatory regimes in which we operate; and

●	other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.

The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
99.1	Item 8. Financial Statements and Supplementary Data.
101

The following materials from Norwegian Cruise Line Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020, as revised by this Current Report on Form 8-K, formatted in Inline XBRL:

(i)  the Consolidated Statements of Operations of NCLH for the years ended December 31, 2019, 2018 and 2017;

(ii)  the Consolidated Statements of Comprehensive Income of NCLH for the years ended December 31, 2019, 2018 and 2017;

(iii)  the Consolidated Balance Sheets of NCLH as of December 31, 2019 and 2018;

(iv)  the Consolidated Statements of Cash Flows of NCLH for the years ended December 31, 2019, 2018 and 2017;

(v)  the Consolidated Statements of Changes in Shareholders’ Equity of NCLH for the years ended December 31, 2019, 2018 and 2017; and

(vi)  the Notes to the Consolidated Financial Statements.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer

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